INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statement No. 33-80862 of Aris Industries, Inc. and Subsidiaries on Form S-8 of our report dated March 7, 1997, appearing in this Annual Report on Form 10-K of Aris Industries, Inc. and Subsidiaries for the fiscal year ended December 31, 1996.


/s/ DELOITTE & TOUCHE LLP


Parsippany, New Jersey
March 17, 1997